Exhibit 10.1
Call Option Agreement
Marley Holdings Pty Limited ACN 051 913 387 as trustee for the Maloney Family Trust (“Shareholder”)
PTI Holding Company 2 Pty Limited ACN 146 700 487 (“Optionholder”)
Mallesons Stephen Jaques
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.mallesons.com

Call Option Agreement
Contents

1	Call Option	2

1.1	Grant of option	2
1.2	Conditional on FIRB approval	2
1.3	Right to dispose of shares not affected	2
1.4	No dealing in Option Shares	2
1.5	Right to vote shares not affected	3

2	Exercise	3

2.2	Call Option Notice	3
2.3	Time of exercise	4
2.4	Sale and purchase	4
2.5	Transfer free from encumbrances	4

3	Completion	4

3.1	Time and place of Completion	4
3.2	Steps to occur at Completion	4
3.3	Transfers	4
3.4	Payment of Purchase Consideration	4
3.5	Obligations	5

4	Lapse of Call Option	5

4.1	The Call Option	5
4.2	Effect on lapsing	5

5	Representations and warranties	5

5.1	Representations and warranties	5
5.2	Representations and warranties from the Shareholder	6
5.3	Continuation of representations and warranties	6
5.4	Survival of warranties	6
5.5	Reliance	6
5.6	Indemnity	6

6	Termination	7

7	Notices	7

7.1	Form and delivery	7
7.2	When effective	7
7.3	Deemed receipt	7

8	Assignment	7

9	Miscellaneous	7

9.1	Stamp duty	7
9.2	Costs and expenses	8
9.3	Exercise of rights	8
9.4	Waiver and variation	8
9.5	Approvals and consent	8

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9.6	Remedies cumulative	8
9.7	Further assurances	8
9.8	Publicity	8
9.9	Damages	8
9.10	Time of the essence	9
9.11	Counterparts	9

10	Governing law, jurisdiction and service of process	9

10.1	Governing law	9
10.2	Serving documents	9

11	Interpretation	9

11.1	Definitions	9
11.2	General interpretation	12
11.3	Business Day	12
11.4	Number	12
11.5	Headings	13

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Call Option Agreement
Details

Parties	Shareholder and Optionholder

Shareholder	Name	Marley Holdings Pty Limited as trustee for the Maloney Family Trust ACN 051 913 387

	Address	Level 3, 5-13 Rosebery Avenue, Rosebery NSW 2018

	Fax	+612 9697 0152

	Attention	Stephen Law

Optionholder	Name	PTI Holding Company 2 Pty Limited ACN 146 700 487

	Address	Level 61, Governor Philip Tower 1 Farrer Place, Sydney NSW 2000

	Fax	+1 713 652 0499

	Attention	Bradley Dodson, Senior Vice President and Chief Financial Officer

Governing law	New South Wales

Date of agreement	15 October 2010

Recitals	A	The Company intends to propose the Scheme pursuant to which the Optionholder will acquire all the ordinary shares in the Company.

	B	The Shareholder has agreed to grant the Optionholder an option to acquire Option Shares, on the terms of this agreement.

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Call Option Agreement
General terms
1	Call Option

1.1	Grant of option

Subject to the fulfilment of the condition precedent referred to in clause 1.2, in consideration of the payment of the Option Fee by the Optionholder to the Shareholder (of which receipt is acknowledged), the Shareholder irrevocably grants to the Optionholder the right to require the Shareholder to sell the Option Shares to the Optionholder for the Exercise Price and on and subject to the terms and conditions of this agreement.

1.2	Conditional on FIRB approval

In respect of the Tranche B Shares, despite any other provision of this agreement, this agreement is of no force or effect unless and until the following condition is fulfilled:
(a)	Optionholder has received a written notice under the Foreign Acquisitions and Takeovers Act 1975 (Cth) (FATA), by or on behalf of the Treasurer of the Commonwealth of Australia stating that the Commonwealth Government does not object to the transactions contemplated by this agreement and/or the Transaction, either unconditionally or on terms that are not unduly onerous on Optionholder given the size and nature of the Transaction;

(b)	the Treasurer of the Commonwealth of Australia becomes precluded from making an order in relation to the subject matter of this agreement and the Transaction under the FATA; or

(c)	if an interim order is made under the FATA in respect of the transactions contemplated by this agreement or the Transaction, the subsequent period for making a final order prohibiting the transactions contemplated by this agreement and/or the Transaction elapses without a final order being made.
1.3	Right to dispose of shares not affected

Nothing in this agreement restricts or will be taken to restrict the Shareholder’s right to Deal in Shares, other than the Option Shares, with another party.

1.4	No dealing in Option Shares

From the date of this Agreement until the end of the Call Option Period, the Shareholder may not Deal in:
(a)	the Tranche A Shares; and

(b)	if the condition precedent referred to in clause 1.2 is fulfilled, the Tranche B Shares,

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except as contemplated by this agreement.

1.5	Right to vote shares not affected

Nothing in this agreement will be taken to restrict:
(a)	the ability of the Shareholder to exercise the votes attaching to any Option Share in the Shareholder’s absolute discretion before the Call Option is exercised in respect of the Option Shares; and

(b)	the Shareholder’s right to vote for or against any resolution proposed in relation to the Company (including any resolution in relation to a Scheme).
2	Exercise

2.1	Call Option Exercise
(a)	Optionholder may only exercise the Call Option if a Matching Proposal has been publicly announced in connection with clause 10.6(b)(1) of the Implementation Deed (“Matching Announcement”).

(b)	If, and only if, the pre-condition to exercise in clause 2.1(a) has been fulfilled, Optionholder may exercise the Call Option by signing and delivering to the Shareholder a Call Option Notice at any time before the end of the later of:
(i)	the 10th Business Day after the date on which the Matching Announcement was made; and

(ii)	the Business Day after the date on which the condition precedent referred to in clause 1.2 is fulfilled.
(c)	If the Call Option is not exercised during the period referred to in clause 2.1(b), the Call Option will lapse.
2.2	Call Option Notice
(a)	Once given, a Call Option Notice is irrevocable.

(b)	A Call Option Notice may be given either:
(i)	in respect of all of the Tranche A Shares; or

(ii)	if the condition precedent referred to in clause 1.2 is fulfilled:
(A)	all of the Option Shares; or

(B)	if a Call Option Notice has previously been given in respect of all of the Tranche A Shares, the Tranche B Shares.
(c)	The Call Option may be exercised, and a Call Option Notice may be given, on more than one occasion.

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2.3	Time of exercise

The Call Option is taken to have been exercised at the time when a signed Call Option Notice is delivered in accordance with clause 2.1.

2.4	Sale and purchase

Upon exercise of a Call Option, the Shareholder agrees to sell and transfer to the Optionholder, and the Optionholder agrees to purchase from the Shareholder, all of the Relevant Shares for the Exercise Price on the terms and conditions of this agreement.

2.5	Transfer free from encumbrances

The Relevant Shares must be transferred free from any mortgage, charge, lien, pledge or other encumbrance and with all rights, including dividend rights, attached or accruing to them on and from the date of exercise of the Call Option.

3	Completion

3.1	Time and place of Completion

If the Call Option is exercised, completion of the sale and purchase of the Relevant Shares will take place at 10.00am on the Completion Date at the offices of Mallesons Stephen Jaques or such other time and place as the Shareholder and the Optionholder may agree.

3.2	Steps to occur at Completion

On the Completion Date:
(a)	the Shareholder must transfer or procure the transfer of the Relevant Shares to the Optionholder; and

(b)	the Optionholder and the Shareholder must execute and deliver all necessary documents and give all necessary instruments to ensure that all right, title and interest in the Relevant Shares passes from the Shareholder to the Optionholder free from all encumbrances.
3.3	Transfers

The Relevant Shares are deemed to have been transferred pursuant to clause 3.2(b):
(a)	on the transfer of title in accordance with the ASTC Settlement Rules and procedures of CHESS (or such other computer based system which provides for the recording and transfer of title by way of electronic entries, delivery and transfer of title, used by the Company from time to time); or

(b)	by such other manner as agreed between the parties.
3.4	Payment of Purchase Consideration

If the Shareholder complies with its obligations under clause 3.2 , the Optionholder must pay the Purchase Consideration to the Shareholder in immediately available funds on the Completion Date.

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3.5	Obligations

Each of the obligations in this clause 3 is interdependent. Subject to Optionholder complying with clause 3.4, Shareholder grants to Optionholder a power of attorney to exercise all documents and take any actions on Shareholder’s behalf (including giving any necessary directions to the Company) which are necessary or convenient to give effect to the transfer of the Relevant Shares.

4	Lapse of Call Option

4.1	The Call Option

The Call Option lapses if:
(a)	it is not validly exercised by the end of the Call Option Period; or

(b)	the Optionholder terminates this agreement.
4.2	Effect on lapsing

Upon lapsing, the Call Option is of no further effect and (without prejudice to any accrued rights or obligations of the Optionholder and the Shareholder) there are no continuing rights or obligations of the Optionholder or the Shareholder.

5	Representations and warranties

5.1	Representations and warranties

The Optionholder represents and warrants to the Shareholder, and the Shareholder represents and warrants to the Optionholder, that:
(a)	(incorporation and existence) it has been incorporated as a company limited by shares in accordance with the laws of its place of incorporation, is validly existing under those laws and has power and authority to carry on its business as it is now being conducted; and

(b)	(power) it has power to enter into this agreement and comply with its obligations under it; and

(c)	(no contravention or exceeding power) this agreement and the transactions under it which involve it do not contravene its constituent documents (if any) or any law or obligation by which it is bound or to which any of its assets are subject or cause a limitation on its powers (or, to the extent applicable, the powers of its directors) to be exceeded; and

(d)	(authorisations) it has in full force and effect the authorisations necessary for it to enter into this agreement, to comply with its obligations and exercise its rights under it, and allow it to be enforced; and

(e)	(validity of obligations) its obligations under this agreement are valid and binding and are enforceable against it in accordance with its terms; and

(f)	(solvency) there are no reasonable grounds to suspect that it is unable to pay its debts as and when they become due and payable; and

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(g)	(no steps to wind up) no meeting has been convened or resolution proposed or petition presented and no order has been made for its winding up; and

(h)	(no agreement with creditors) no voluntary arrangement has been proposed or reached with any of its creditors; and

(i)	(litigation) there is no pending or threatened proceeding affecting it or any of its assets before a court, governmental agency, commission or arbitrator except those in which a decision against it (either alone or together with other decisions) would be insignificant.
5.2	Representations and warranties from the Shareholder

The Shareholder represents and warrants to the Optionholder that:
(a)	(registered owner) it is either the registered owner of the Option Shares or the Option Shares are held for it by a nominee or nominees;

(b)	(no encumbrances) there are no mortgages, charges, pledges, liens, encumbrances or other security interests over or affecting the Option Shares; and

(c)	(Option Shares are fully paid) the Option Shares are fully paid; and

(d)	(valid title on Completion) on Completion, the Option Shares will be:
(i)	free and clear of all Encumbrances; and

(ii)	able to be sold and transferred free of any competing rights including pre-emptive rights or rights of first refusal.
5.3	Continuation of representations and warranties

The representations and warranties in clause 5 are taken to be also made on the date of the exercise of the Call Option and on each Completion Date, save that in clause 5.2 each reference to Option Shares shall be a reference to Relevant Shares.

5.4	Survival of warranties

The representations and warranties in this clause 5 survive the execution of this agreement.

5.5	Reliance

Each party acknowledges that the other party has entered into this agreement and agreed to take part in the transactions that it contemplates in reliance on the warranties made or repeated in this clause.

5.6	Indemnity

Each party indemnifies the other party against any loss suffered or incurred as a result of its beach of this agreement.

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6	Termination
(a)	This agreement:
(i)	automatically terminates without any liability if the Call Option has lapsed under clause 4.1; and

(ii)	may be terminated by the Optionholder at any time by written notice to Shareholder.
(b)	On termination this agreement will become void and have no effect and Shareholder is absolutely entitled to retain the Option Fee.
7	Notices

7.1	Form and delivery

A notice, approval, consent or other communication in connection with this agreement:
(a)	must be in writing;

(b)	must be marked for the attention of the person indicated in the Details; and

(c)	must be left at the address of the addressee, or sent by facsimile to the facsimile number of the addressee which is specified in the Details or (in any case) if the addressee notifies another address or facsimile number then to that address or facsimile number.
7.2	When effective

A notice, approval, consent or other communication takes effect from the time it is received unless a later time is specified in it.

7.3	Deemed receipt

A facsimile is taken to be received on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

8	Assignment

Neither party may assign its rights under this agreement without the written consent of the other party.

9	Miscellaneous

9.1	Stamp duty

Optionholder will pay any stamp duty and any other taxes in respect of the execution, delivery and performance of:
(a)	this agreement; and

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(b)	any agreement or document entered into or signed under this agreement.
9.2	Costs and expenses

Each party must pay its own costs and expenses in relation to the negotiation, preparation, execution and delivery of this agreement.

9.3	Exercise of rights

A party may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy. Failure by a party to exercise or delay in exercising a right, power or remedy does not prevent its exercise.

9.4	Waiver and variation

A provision of or a right created under this agreement may not be:
(a)	waived except in writing signed by the party granting the waiver; or

(b)	varied except in writing signed by the parties.
9.5	Approvals and consent

A party may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this agreement expressly provides otherwise.

9.6	Remedies cumulative

The rights, powers and remedies provided in this agreement are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this agreement.

9.7	Further assurances

Each party agrees, at its own expense, at the request of any other party, to do everything reasonably necessary to give effect to this agreement and the transactions contemplated by it (including the execution of documents) and to use all reasonable endeavours to cause relevant third parties to do likewise.

9.8	Publicity

Except as contemplated by this agreement, a party may not make press or other announcements or releases relating to this agreement and the transactions the subject of this agreement without the approval of the other parties to the form and manner of the announcement or release unless that announcement or release is required to be made by law or by a stock exchange.

9.9	Damages

The Shareholder acknowledges that monetary damages alone would not be adequate compensation to the Optionholder for breach by the Shareholder of clause 3 and that the Optionholder is entitled to seek an injunction from a court of competent jurisdiction if:
(a)	the Shareholder fails to comply or threatens to fail to comply with clause 3; or

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(b)	the Optionholder has reason to believe the Shareholder will not comply with clause 3.
9.10	Time of the essence

Time is of the essence of this agreement in respect of any date or period determined under this agreement.

9.11	Counterparts

This agreement may consist of a number of copies, each signed by one or more parties to this agreement. If so, the signed copies are treated as making up the one document.

10	Governing law, jurisdiction and service of process

10.1	Governing law

This agreement and the transactions contemplated by it are governed by the law in force in the place specified in the Details. Each party submits to the non-exclusive jurisdiction of the courts of that place.

10.2	Serving documents

Without preventing any other method of service, any document in action may be served on a party by being delivered to or left at that party’s address in the details.

11	Interpretation

11.1	Definitions

The following words have these meanings in this agreement unless the contrary intention appears.

ASIC means the Australian Securities and Investments Commission.

Associate has the meaning given in section 12(2) of the Corporations Act.

ASTC Settlement Rules means the operating rules of ASX Settlement Corporation Pty Limited.

Board means the board of directors of the Company.

Business Day means a day on which trading banks are open for general business in Sydney, Australia.

Call Option means the call option granted to the Optionholder under clause 1.

Call Option Notice means a notice in the form set out in Schedule 1.

Call Option Period means the period commencing on the date of this agreement and ending on 31 March 2011.

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CHESS means the Clearing House Electronic Subregistry System operated by ASX Settlement Pty Ltd and ASX Clear Pty Ltd.

Company means The Mac Services Group Limited (ACN 003 657 510).

Competing Transaction means a transaction of which notice is given by the Company to Optionholder pursuant to clause 10.6(a)(4) of the Implementation Deed.

Completion means settlement of the sale of Relevant Shares in accordance with clause 3.

Completion Date means the date which is 5 Business Days after the date on which the Call Option is exercised (in whole or in part) in accordance with clause 2.1.

Corporations Act means the Corporations Act 2001 (Cth).

Court means the Supreme Court of New South Wales or a court of competent jurisdiction under the Corporations Act.

Deal means:
(a)	sell, assign, transfer, declare a trust over or otherwise dispose of;

(b)	agree or offer to sell, assign, transfer of otherwise dispose of;

(c)	enter into any option which, if exercised, enables or requires the person to sell, assign, transfer, declare a trust over or otherwise dispose of; or

(d)	create or agree or offer to create or permit to be created any interest or Encumbrance.
Encumbrance means a mortgage, charge, pledge, lien, hypothecation or third party interest of any kind whatever, or an agreement to create any of them or to allow any of them to exist.

Exercise Price means, in respect of each Option Share, the Value per Share that the Optionholder proposes to pay under the Matching Proposal.

Matching Proposal means a proposal that is provided by the Optionholder to the Board pursuant to clause 10.6(a)(5) of the Implementation Deed and which the Board determines in good faith is more favourable to the Company’s shareholders than the Competing Transaction.

Option Fee means A$10.00.

Option Shares means 33,027,372 Shares.

Purchase Consideration means the amount equal to the Exercise Price multiplied by the number of Relevant Shares the subject of the relevant Call Option Notice, rounded down to the nearest whole number where a fraction.

Related Entity has the meaning it has in the Corporations Act.

Relevant Shares means, the number of Option Shares specified in the Call Option Notice being either:

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(a)	all of the Tranche A Shares;

(b)	all of the Tranche B Shares; or

(c)	all of the Option Shares.
Scheme means the transaction proposed by the Company to its shareholders pursuant to Part 5.1 of the Corporations Act 2001 pursuant to which the Optionholder proposes to acquire all of the shares in the Company in accordance with the terms of the scheme implementation deed dated 15 October 2010 between the Company and Optionholder.

Scheme Meeting means the meeting of the Company shareholders ordered by the Court to be convened under section 411(1) of the Corporations Act to implement the Scheme.

Share means an ordinary share in the capital of the Company.

Tranche A Shares means 24,729,037 Shares.

Tranche B Shares means 8,298,335 Shares.

Transaction means the acquisition of all the Shares in the Company by the Optionholder under the Scheme.

Value means in relation to any consideration at any time:
(a)	if the consideration is a cash sum in $A, that $A value;

(b)	if the consideration is a cash sum denominated in a currency other than Australian dollars, the value of the consideration will be based on its Australian dollar equivalent applying the 5 day averaged currency exchange rate for the relevant foreign currency quoted on Reuters over the 5 days ending on the day prior to the relevant date;

(c)	if the consideration is in a form of securities in an entity listed on any securities exchange, the consideration will be valued based on the volume weighted average price of the relevant securities over the 5 days ending on the day prior to the relevant date. If that price is quoted in a currency other than Australian dollars that price must be converted into Australian dollars applying the 5 day averaged currency exchange rate for the relevant foreign currency quoted on Reuters over the 5 days ending on the relevant date;

(d)	in any other case, the value in A$:
(i)	as agreed by the parties (acting reasonably); or

(ii)	in the absence of agreement, as determined by an independent expert (acting as expert and not arbitrator and on behalf of both parties whose decision will be, in the absence of manifest error, final and binding on both parties) the identity of which is agreed by the parties (or in the absence of agreement, such person as nominated by the National President of the Institute of Chartered Accountants).

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11.2	General interpretation

Unless the contrary intention appears, a reference in this agreement to:
(a)	a group of persons is a reference to any two or more of them jointly and to each of them individually;

(b)	anything (including an amount) is a reference to the whole and each part of it;

(c)	a document (including this agreement) includes any variation or replacement of it;

(d)	law means common law, principles of equity, and laws made by parliament including regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of any of them);

(e)	a time of day is a reference to Sydney time;

(f)	if a period of time dates from a given day or the day of an act or event, it is to be calculated exclusive of that day; and

(g)	if an act prescribed under this agreement to be done by a party on or by a given day is done after 5.00pm on that date, it is taken to be done on the next day;

(h)	the word “person” includes an individual, a firm, a body corporate, an unincorporated association and an authority;

(i)	a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(j)	the words “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(k)	Australian dollars, A$ or $ is a reference to the lawful currency of Australia; and

(l)	an expression defined in, or given a meaning for the purpose of, the Corporations Act in a context similar to that in which the expression is used in this agreement has the same meaning or definition.
11.3	Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the preceding Business Day.

11.4	Number

The singular includes the plural and vice versa.

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11.5	Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this agreement.
EXECUTED as an agreement

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Call Option Agreement
Schedule 1 — Call Option Notice

To:	Marley Holdings Pty Limited as trustee for the Maloney Family Trust (the “Shareholder”)
[date]
Call Option Agreement dated 15 October 2010 between the Shareholder and PTI Holding Company 2 Pty Limited (“Call Option Agreement”)
In accordance with clause 4.1 of the Call Option Agreement, the Optionholder exercises the Call Option in respect of the [Option Shares/Tranche A Shares/Tranche B Shares].
Words used but not defined in this notice have the meanings that they have in the Option Agreement.

EXECUTED by PTI HOLDING COMPANY 2 PTY LIMITED in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:

Signature of director

Name of director (block letters)
) ) ) ) ) ) ) ) ) ) ) )	Signature of director/company secretary* *delete whichever is not applicable Name of director/company secretary* (block letters) *delete whichever is not applicable

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Call Option Agreement
Signing page

EXECUTED by PTI HOLDING
COMPANY 2 PTY LIMITED in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:

/s/ Bradley Dodson
Signature of director

BRADLEY DODSON
Name of director (block letters)
) ) ) ) ) ) ) ) ) ) ) )	/s/ Tim Diadiun Name of director/~~company secretary~~* *delete whichever is not applicable TIM DIADIUN Name of director/~~company secretary~~* (block letters) *delete whichever is not applicable

EXECUTED by MARLEY
HOLDINGS PTY LIMITED as trustee for the Maloney Family Trust in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:

/s/ Mark Maloney
Signature of director

MARK MALONEY
Name of director (block letters)
) ) ) ) ) ) ) ) ) ) ) )	/s/ Kevin Maloney Name of director/~~company secretary~~* *delete whichever is not applicable KEVIN MALONEY Name of director/~~company secretary~~* (block letters) *delete whichever is not applicable

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